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                                                                      Exhibit 10

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Post-Effective Amendment No. 19 to Registration Statement No. 33-37439 of CMA Treasury Fund on Form N-1A of our reports on each Fund and each Trust listed below, appearing in the March 31, 2003 Annual Report of the respective Funds, in the Statement of Additional Information which is part of this Registration Statement.

Name                                                 Date of our Report
----                                                 ------------------

CMA Government Securities Fund                       May 21, 2003
Master Government Securities Trust                   May 21, 2003

CMA Money Fund                                       May 21, 2003
Master Money Trust                                   May 21, 2003

CMA Treasury Fund                                    May 21, 2003
Master Treasury Trust                                May 21, 2003

We also consent to the reference to us under the caption "Financial Highlights" in the Prospectus, which is also part of this Registration Statement.

/s/ Deloitte & Touche LLP

Princeton, New Jersey
July 22, 2003